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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("this Agreement") is made and entered into this 16th day of November, 1998, by and between LESLIE RESOURCES, INC., a Kentucky corporation, and a subsidiary of AEI RESOURCES, INC., a Delaware corporation ("Assignor"), and AEI COAL SALES COMPANY, INC., a Kentucky corporation ("Assignee").

WHEREAS Assignor entered into a Coal Supply Agreement dated December 31, 1997, with Kentucky Utilities Company (the "Agreement") for the sale of coal from various mines in Kentucky.

WHEREAS Assignor wishes to assign and Assignee wishes to accept all of Assignor's rights and obligations under the Agreement.

NOW THEREFORE, for and in consideration of the mutual promises and terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

1. Transfer and Assignment. Assignor hereby transfers, conveys, assigns, sets over and delivers to Assignee, and Assignee hereby accepts the transfer, conveyance, assignment, set over and delivery of all of Assignor's present and future right title and interest in and to the Agreement.

2. Assumption. Assignee hereby assumes and agrees to be bound by all of the terms of and shall undertake all of Assignor's liabilities and obligations of any kind related to the Agreement from and after the date of this Agreement and all references to Assignor in the Agreement shall be deemed to be references to the Assignee.

3. Notice to Third Parties; Consent of Third Parties. Assignor and Assignee shall give notice to any necessary third party of the assignment and transfer of the Agreement. The parties hereto agree to cooperate with one another and execute such further documents and instruments, if any, and take such other actions as may be necessary to give effect to this Agreement. To the extent that the transfer to or assumption by Assignee of the Agreement is deemed to require the consent of a third party, this Agreement shall not constitute a transfer or assumption of same if such transfer or assumption would constitute a breach, violation or termination thereof or affect adversely Assignor's ability to convey such interest to Assignee without impairment until such time as an appropriate consent of such third party is obtained.

4. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and each such party's respective successors and assigns.

5. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Amendments and Waivers. No amendment, modification or discharge of this Agreement and no waiver hereunder shall be valid or binding unless it is set forth in writing and duly
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      executed by the party against whom enforcement of the amendment modification, waiver or discharge is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect to at any other time.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

8. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

9. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first written above.


LESLIE RESOURCES, INC.                    AEI COAL SALES COMPANY, INC.

         /s/ John Lynch                              /s/ Marc Merritt
------------------------------------      --------------------------------------
By: John Lynch                            By: Marc Merritt
Its: Sec.                                 Its: President

Consent acknowledged:


KENTUCKY UTILITIES COMPANY

       /s/ Wayne T. Lucas
------------------------------------
By: Wayne T. Lucas
Its: Executive Vice President, Power Production